Exhibit 4.1

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE
Third Supplemental Indenture (this “Supplemental Indenture”), dated as of December 10, 2024, by the entities set forth on Schedule I hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
W I T N E S E T H
WHEREAS, Amentum Escrow Corporation (the “Issuer”) and U.S. Bank Trust Company, National Association (the “Trustee”) have heretofore executed and delivered an indenture, dated as of August 13, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.250% Senior Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned such terms in the Indenture.
(2)    Guarantee. Each Guarantor hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 10 thereof.
(3)    Execution and Delivery. Each Guarantor hereby agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall be deemed to be their original signatures for all purposes.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    Ratification Of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
(8)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AMAZON FINANCE LLC
CH2M HILL NEW YORK INC.
ENERGY, SECURITY AND TECHNOLOGY LLC

By:    /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President & Assistant Secretary

[Signature Page to Third Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:     /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President
[Signature Page to Third Supplemental Indenture]

SCHEDULE I
Subsidiary Guarantors

	Entity	Jurisdiction
1.	Amazon Finance LLC	Delaware
1.	CH2M Hill New York Inc.	New York
1.	Energy, Security and Technology LLC	Delaware